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                          PIETRANTONI MENDEZ & ALVAREZ
                        BANCO POPULAR CENTER-SUITE 1901
                            209 MUNOZ RIVERA AVENUE
                          SAN JUAN, PUERTO RICO 00918
                           SWITCHBOARD (787) 274-1212
                           TELECOPIER (787) 274-1470




                                                                       EXHIBIT 8







                                                      October 30, 1998


Doral Financial Corporation
1159 Franklin D. Roosevelt Avenue
San Juan, Puerto Rico 00920

Gentlemen:

     We have acted as counsel for Doral Financial Corporation (the "Company") in connection with a Registration Statement on Form S-3, as amended (the "Registration Statement"), to be filed with the Securities and Exchange Commission on or about October 30, 1998 for the purpose of registering under the Securities Act of 1933, as amended, up to 1,495,000 shares of Noncumulative Monthly Income Preferred Stock, Series A, $1.00 par value, of the Company (the "Shares").

     We have examined the prospectus contained in the Registration Statement (the "Prospectus") and have reviewed the summary of certain Federal and Puerto Rico income tax considerations of the proposed offering described in the Prospectus (the "Summary") appearing under the captions "Taxation," "Puerto
Rico Taxation" and "United States Taxation". We have also reviewed such other documents and instruments and have examined such questions of law as we have considered necessary for the purpose of this opinion. In addition, we have relied on certificates of officers of the Company as to certain factual matters.

     It is our opinion that the statements of law contained in the Summary, subject to the limitations stated in the Summary and below, while not purporting to discuss all possible Federal and Puerto Rico


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income tax ramifications of the offering, are accurate statements of the principal Federal and Puerto Rico tax consequences to the investors who purchase Shares in the offering described in the Prospectus.

     Our opinion is based upon the review of the Prospectus and of applicable Federal and Puerto Rico income tax statutes, regulations, rulings and decisions, as now in effect. A change in any of the foregoing could necessitate a change in our opinion. In addition, our opinion pertains only to the accuracy of the statements of law contained in the Summary. As to statements of fact, we are relying upon your representation that such factual statements are accurate.


                                      Very truly yours,

                                      /s/ PIETRANTONI MENDEZ & ALVAREZ
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